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                                                                     EXHIBIT 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               ADOLOR CORPORATION


     FIRST:    The name of the corporation is Adolor Corporation.

     SECOND:   The registered office of the Corporation in the State of Delaware is to be located at 1013 Centre Road, City of Wilmington, County of New Castle, Delaware, 19805. The name of the registered agent of the corporation at such address is The Prentice Hall Corporation System, Inc.

     THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 216,088,570 shares, consisting of 121,987,903 shares of Common Stock with a par value of $.0001 per share (the "Common Stock") and 94,100,667 shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock").

     Each five (5) shares of the Corporation's Common Stock issued and outstanding as of the date this Amended and Restated Certificate of Incorporation is filed shall be converted and reclassified into one (1) share of the Corporation's Common Stock, so that each share of the Corporation's Common Stock issued and outstanding is hereby converted and reclassified. No fractional interests resulting from such conversion shall be issued.

     A description of the respective classes of stock and a statement of designations, powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

     A.   COMMON STOCK
          ------------

     1.   General. All shares of Common Stock will be identical and will entitle
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the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of the Preferred Stock.
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     2.   Dividends. Dividends may be declared and paid on the Common Stock from
          ---------
funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     3.   Dissolution, Liquidation or Winding Up.  In the event of any
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dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

     4.   Voting Rights. Except as otherwise required by law or this Amended and
          -------------
Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law or provided herein, holders of Common Stock shall vote together with holders of the Preferred Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

     B.  PREFERRED STOCK
         ---------------

     The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors of the Corporation may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Amended and Restated Certificate of Incorporation or under applicable law, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

     The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions (a "Certificate of Designation") shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any,

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on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Amended and Restated Certificate of Incorporation.

     C.   CONVERTIBLE PREFERRED STOCK
          ---------------------------

     1.   Number of Shares.  The series of Preferred Stock designated and known
          ----------------
as "Series A Convertible Preferred Stock" shall consist of 6,000,000 shares.
The Series of Preferred Stock designated and known as "Series B Convertible Preferred Stock" shall consist of 23,107,145 shares. The series of Preferred Stock designated and known as "Series C Convertible Preferred Stock" shall consist of 13,814,286 shares. The series of Preferred Stock designated and known as "Series D Convertible Preferred Stock" shall consist of 960,000 shares. The series of Preferred Stock designated and known as "Series E Convertible Preferred Stock" shall consist of 11,366,667 shares. The series of Preferred Stock designated and known as "Series F Convertible Preferred Stock" shall consist of 2,625,000 shares. The series of Preferred Stock designated and known as "Series G Convertible Preferred Stock" shall consist of 12,306,000 shares. The series of Preferred Stock designated and known as "Series H Convertible Preferred Stock" shall consist of 23,921,569 shares. Except as the context otherwise requires, the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock and Series H Convertible Preferred Stock are sometimes hereinafter referred to collectively as the "Convertible Preferred Stock."

     2.   Voting.
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          2A.  General.  Except as may be otherwise provided in the terms of the
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Series A Convertible Preferred Stock, Series B Convertible Preferred Stock,
Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock and Series H Convertible Preferred Stock or by law, the Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Convertible Preferred Stock is then convertible.

          2B.  Board Size.  The Corporation shall not, without the written
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consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series G Convertible Preferred Stock and Series H Convertible Preferred Stock, each voting as a separate series, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, increase the

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maximum number of directors constituting the Board of Directors to a number in excess of eight (8).

     2C.  Board Seats.  The holders of the Series A Convertible Preferred Stock,
          -----------
voting as a separate series, shall be entitled to elect three (3) directors of the Corporation. A vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock. Notwithstanding the foregoing, so long as ARCH Venture Fund, II, L.P. (or any successor thereto) ("ARCH") continues to hold 10% of the outstanding Series A Convertible Preferred Stock, ARCH shall be entitled to appoint a representative to the Corporation's Board of Directors and so long as Weiss, Peck & Greer Venture Associates III, L.P. and WPG Enterprise Fund II, L.P., (together, "WP&G") together continue to hold 10% of the outstanding Series A Convertible Preferred Stock, WP&G shall be entitled to appoint a representative to the Corporation's Board of Directors. The holders of Series B Convertible Preferred Stock, voting as a separate series, shall be entitled to elect one (1) director of the Corporation. A vacancy in the directorship elected by the holders of the Series B Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series B Convertible Preferred Stock. Notwithstanding the foregoing, so long as Technology Leaders, II L.P. (or any successor thereto) ("Tech Leaders") continues to hold (together with any affiliate of Tech Leaders) in the aggregate 10% of the outstanding Series B Convertible Preferred Stock, Tech Leaders shall be entitled to appoint a representative to the Corporation's Board of Directors. So long as MPM Capital (or any successor thereto) ("MPM") (or entities affiliated with MPM) continues to hold Series H Convertible Preferred Stock, MPM shall be entitled to designate one (1) individual with relevant industry experience who is mutually acceptable to MPM and to the Corporation's Board of Directors to serve as a director of the Corporation. Notwithstanding the foregoing or anything else to the contrary provided in the Certificate of Incorporation, if the Corporation fails or refuses, for any reason or for no reason, to redeem on the Redemption Date (as defined in paragraph 7) all of the then outstanding shares of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series G Convertible Preferred Stock and Series H Convertible Preferred Stock in accordance with the terms and provisions of paragraph 7, the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series G Convertible Preferred Stock and Series H Convertible Preferred Stock, voting as a separate class shall be entitled to elect all of the directors of
the Corporation.   At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of sixty percent (60%) of the shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock then outstanding, as the case may be, shall constitute a quorum of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as the case may be, for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, and the presence in person or by proxy (or written consent) of the holders of sixty percent (60%) of the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series G Convertible Preferred Stock and

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Series H Convertible Preferred Stock then outstanding shall constitute a quorum of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series G Convertible Preferred Stock and Series H Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series G Convertible Preferred Stock and Series H Convertible Preferred Stock.

     3.   Dividends.  The holders of Convertible Preferred Stock shall be
          ---------
entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $.02 per share, with respect to the Series A Convertible Preferred Stock, $.0336 per share, with respect to the Series B Convertible Preferred Stock, $.056 per share, with respect to the Series C Convertible Preferred Stock, $.06 per share, with respect to the Series E Convertible Preferred Stock, $.08 per share, with respect to the Series F Convertible Preferred Stock, $.08 per share, with respect to the Series G Convertible Preferred Stock, and $.1224 per share, with respect to the Series H Convertible Preferred Stock, and, at the same rate and at the same time as dividends are declared and paid on the Common Stock, with respect to the Series D Convertible Preferred Stock (the "Accruing Dividends"). The holders of the Series H Convertible Preferred Stock shall also be entitled to participate pro rata in any dividends paid on the Common Stock based on the number of shares of Common Stock (including fractions of a share) into which each share of Series H Convertible Preferred Stock is then convertible.
Accruing Dividends with respect to the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock, the Series E Convertible Preferred Stock, the Series F Convertible Preferred Stock and the Series G Convertible Preferred Stock shall accrue from day to day and shall be cumulative. Accruing Dividends with respect to the Series H Convertible Preferred Stock shall accrue from day to day and shall be noncumulative. No dividends shall be paid on any series of stock of the Corporation unless all applicable dividends have been paid on the Series H Convertible Preferred Stock on or prior to the date of payment of such dividends on any such series of stock.

     4.   Liquidation.  Upon any liquidation, dissolution or winding up of the
          -----------
Corporation, whether voluntary or involuntary, the holders of the shares of Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Convertible Preferred Stock, to be paid an amount equal to the greater of (i) $.25 per share, with respect to the Series A Convertible Preferred Stock, $.42 per share with respect to the Series B Convertible Preferred Stock, $.70 per share with respect to the Series C Convertible Preferred Stock, $1.25 per share with respect to the Series D Convertible Preferred Stock, $.75 per share with respect to the Series E Convertible Preferred Stock, $1.00 per share with respect to the Series F Convertible Preferred Stock, $1.00 per share with respect to the Series G Convertible Preferred Stock and $1.53 per share with respect to the Series H Convertible Preferred Stock, plus, (a) in the case of each share of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible

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Preferred Stock and Series H Convertible Preferred Stock, an amount equal to all
Accruing Dividends unpaid thereon and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, and (b) in the case of each share of Series D Convertible Preferred Stock, an amount equal to all dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, such amount payable with respect to one share of Convertible Preferred Stock being sometimes referred to as the "Liquidation Payment" and with respect to all shares of Convertible Preferred Stock being sometimes referred to as the "Liquidation Payments." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Convertible Preferred Stock shall be insufficient to permit payment to the holders of Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Convertible Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Convertible Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation shall be distributed ratably among the holders of Convertible Preferred Stock and the holders of stock ranking on liquidation junior to the Convertible Preferred Stock based on the number of shares of Common Stock then outstanding and the number of shares of Common Stock into which the outstanding shares of Convertible Preferred Stock are then convertible.

     Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation with or into another entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4.

     5.   Restrictions.  At any time when shares of Series A Convertible
          ------------
Preferred Stock, Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series E Convertible Preferred Stock, the Series F Convertible Preferred Stock, the Series G Convertible Preferred Stock or the Series H Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without approval of the holders of at least sixty percent (60%) of the then outstanding shares of each of the Series A Convertible Preferred

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Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred
Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and/or Series G Convertible Preferred Stock and at least fifty percent (50%) of the then outstanding shares of Series H Convertible Preferred Stock, as the case may be, given in writing or by vote at a meeting, each consenting or voting (as the case may be) separately as a series, the Corporation will not:

     5A. Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock or Series H Convertible Preferred Stock, as the case may be, or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock or Series H Convertible Preferred Stock, as the case may be, as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock or Series H Convertible Preferred Stock, as the case may be, as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock or Series H Convertible Preferred Stock, as the case may be, or into shares of any other class or series of stock unless the same ranks junior to the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock or Series H Convertible Preferred Stock, as the case may be, as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

     5B. Consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets;

     5C. Amend, alter or repeal its Certificate of Incorporation or amend, alter or repeal its By-laws if such amendment, alteration or repeal, directly or indirectly, impacts any rights and preferences of the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock or Series H Convertible Preferred Stock, as the case may be;

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     5D.  Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock or Series H Convertible Preferred Stock, as the case may be, except for (i) dividends or other distributions described in this Section C of Article Fourth, (ii) dividends payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares; or

     5E. Redeem or otherwise acquire any shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock or Series H Convertible Preferred Stock, as the case may be, except pursuant to a purchase offer made pro rata to all holders of the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock or Series H Convertible Preferred Stock, as the case may be, on the basis of the aggregate number of outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock or Series H Convertible Preferred Stock, as the case may be, then held by each such holder.

  6. Conversions.  The holders of shares of Convertible Preferred Stock
     -----------
shall have the following conversion rights:

     6A.  Right to Convert.  Subject to the terms and conditions of this
          ----------------
paragraph 6, the holder of any share or shares of Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (a) with respect to the Series A Convertible Preferred Stock,
(i) multiplying the number of shares of Series A Convertible Preferred Stock to be converted by $0.25 and (ii) dividing the result by the conversion price of $0.25 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series A Conversion Price"),
(b) with respect to the Series B Convertible Preferred Stock, (i) multiplying the number of shares of Series B Convertible Preferred Stock to be converted by $.42 and (ii) dividing the result by the conversion price of

                                      -8-
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$.42 per share, or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Convertible Preferred Stock are surrendered for conversion (such price, or such price as adjusted, being referred to as the "Series B Conversion Price"), (c) with respect to the Series C Convertible Preferred Stock, (i) multiplying the number of shares of Series C Convertible Preferred Stock to be converted by $.70 and (ii) dividing the result by the conversion price of $.70 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series C Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series C Conversion Price"), (d) with respect to the Series D Convertible Preferred Stock, (i) multiplying the number of shares of Series D Convertible Preferred Stock to be converted by $1.25 and
(ii) dividing the result by the conversion price of $1.25 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of subparagraph 6F, then by the conversion price as last adjusted and in effect at the date any share or shares of Series D Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series D Conversion Price"), (e) with respect to the Series
E Convertible Preferred Stock, (i) multiplying the number of shares of Series E Convertible Preferred Stock to be converted by $.75 and (ii) dividing the result by the conversion price of $.75 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series E Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series E Conversion Price"), (f) with respect to the Series F Convertible Preferred Stock, (i) multiplying the number of shares of Series F Convertible Preferred Stock to be converted by $1.00 and (ii) dividing the result by the conversion price of $1.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series F Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series F Conversion Price"), (g) with respect to the Series G Convertible Preferred
Stock, (i) multiplying the number of shares of Series G Convertible Preferred Stock to be converted by $1.00 and (ii) dividing the result by the conversion price of $1.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series G Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series G Conversion Price") and (h) with respect to the Series H Convertible Preferred Stock, (i) multiplying the number of shares of Series H Convertible Preferred Stock to be converted by $1.53 and (ii) dividing the result by the conversion price of $1.53 per share, or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series H Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series H Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Convertible Preferred Stock into

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Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

     6B.  Issuance of Certificates: Time Conversion Effected.  Promptly after
          --------------------------------------------------
the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock or Series H Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price or Series H Conversion Price, as the case may be, shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

     6C.  Fractional Shares; Dividends: Partial Conversion.  No fractional
          ------------------------------------------------
shares shall be issued upon conversion of Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding Accruing Dividends, accrued and unpaid on the shares of Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Convertible Preferred

Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

          6D.    Adjustment of Price Upon Issuance of Common Stock. So long as
                 -------------------------------------------------
the Company has not consummated a Qualified Public Offering (as defined in paragraph 6O), except as provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and/or Series H Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and/or Series H Conversion Price, as the case may be, shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and/or Series H Conversion Price, as the case may be, and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

     For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

          6D(1)  Issuance of Rights or Options.  In case at any time the
                 -----------------------------
Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exerciseable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares or Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and/or Series H Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and/or Series H Conversion Price, as the case may be, shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

     6D(2)  Issuance of Convertible Securities.  In case the Corporation shall
            ----------------------------------
in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and/or Series H Conversion Price in effect immediately prior to the time of such issue or sale, as the case may be, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and/or Series H Conversion Price, as the case may be, shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and/or Series H Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and/or Series H Conversion Price, as the case may be, shall be made by reason of such issue or sale.

     6D(3)  Change in Option Price or Conversion Rate.  Upon the happening of
            -----------------------------------------
any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and/or Series H Conversion Price, as the case may be, in effect at the time of such event shall forthwith be readjusted to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and/or Series H Conversion Price, as the case may be, which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and/or Series H Conversion Price, as the case may be, then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and/or Series H Conversion Price, as the case may be, then in effect hereunder shall forthwith be increased to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and/or Series H Conversion Price, as the case may be, which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

     6D(4)  Stock Dividends.  In case the Corporation shall declare a dividend
            ---------------
or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold.

     6D(5)  Consideration for Stock.  In case any shares of Common Stock,
            -----------------------
Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

          6D(6)  Record Date.  In case the Corporation shall take a record of
                 -----------
the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          6D(7)  Treasury Shares.  The number of shares of Common Stock
                 ---------------
outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

          6E.    Certain Issues of Common Stock Excepted.  Anything herein to
                 ---------------------------------------
the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and/or Series H Conversion Price in the case of (a) the issuance of up to any aggregate of 17,750,000 shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) of Common Stock to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, or to licensors or transferors of technology to the Corporation, in each case pursuant to such arrangements, contracts or plans as are approved by the Board of Directors, plus such number of shares of Common Stock which are repurchased by the Corporation from such persons after such date pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Corporation therefor, (b) the issuance of Common Stock in connection with a Qualified Public Offering (as defined in paragraph 6O hereof) or (c) upon the issuance of Common Stock upon conversion of any Convertible Preferred Stock.

          6F.    Subdivision or Combination of Common Stock.  In case the
                 ------------------------------------------
Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and Series H Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and Series H Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 6D(4) by reason thereof.

     6G.  Reorganization or Reclassification.  If any capital reorganization or
          ----------------------------------
reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of share or shares of Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and Series H Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

     6H.  Notice of Adjustment.  Upon any adjustment of the Conversion Price,
          --------------------
then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and/or Series H Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

     6I.  Other Notices.  In case at any time:
          -------------

     (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

     (2)  the Corporation shall offer for subscription pro rata to the holders
                                                       --- ----
of its Common Stock any additional shares of stock of any class or other rights;

     (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

     (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Convertible Preferred Stock at the address of such holder as shown the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when at the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

     6J.  Stock to be Reserved.  The Corporation will at all times reserve and
          --------------------
keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and Series H Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price or Series H Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation.

     6K.  No Reissuance of Convertible Preferred Stock.  Shares of Convertible
          --------------------------------------------
Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

     6L.  Issue Tax.  The issuance of certificates for shares of Common Stock
          ---------
upon conversion of Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Convertible Preferred Stock which is being converted.

     6M.  Closing of Books.  The Corporation will at no time close its transfer
          ----------------
books against the transfer of any Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Convertible Preferred Stock in any manner which interferes with the timely conversion of such Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

     6N.  Definition of Common Stock.  As used in this paragraph 6, the term
          --------------------------
"Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.0001 per share, as constituted on the date of filing of these terms of the Convertible Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

     6O.  Mandatory Conversion.  If at any time the Corporation shall effect a
          --------------------
firm commitment underwritten public offering of shares of Common Stock in which the aggregate price paid for such shares by the public shall be at least $7,000,000, then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series D Convertible Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 6. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which the aggregate price paid for such shares by the public shall be at least $25,000,000 and the public offering price per share shall be at least $1.50 (as adjusted for any combination, division, subdivision, stock split, reverse stock splits or similar event relating to the Common Stock) (a "Qualified Public Offering"), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and Series G Convertible Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 6. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which the aggregate price paid for such shares by the public shall be at least $25,000,000 and the public offering price per share shall be at least $2.85 (as adjusted for any combination, division, subdivision, stock split, reverse stock split or similar event relating to the Common Stock) (a "Series H Qualified Public Offering"), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series H Convertible Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 6. In the event that the holders of 66 2/3% of shares of Series H Convertible Preferred Stock so consent, all outstanding shares of Series H Convertible Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 6. Holders of shares of Series D Convertible Preferred Stock or any other Convertible Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 6C. Until such time as a holder of shares of Series D Convertible Preferred Stock or any other Convertible Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

  7. Redemption. The shares of Convertible Preferred Stock shall be redeemed as
     ----------
follows:

     7A.  Optional Redemption.  On or after March 1, 2003, the holders of sixty
          -------------------
percent (60%) of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock then outstanding, taken as a whole, may require the Corporation to redeem from each such holder of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and/or Series C Convertible Preferred Stock, all or any portion of the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and/or Series C Convertible Preferred Stock then held by such holders by delivering a notice to the Corporation thereof. The Corporation shall give prompt written notice of any such election to all other holders of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock who are entitled to require redemption hereunder at the time of such notice within five (5) business days after receipt of notice thereof, and each such holder shall have until ten (10) business days after receipt of such second notice, to request redemption (by giving written notice to the Corporation) of all or any portion of such Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and/or Series C Convertible Preferred Stock owned by such holder.

     On or after March 1, 2005, the holders of sixty percent (60%) of the Series D Convertible Preferred Stock then outstanding may require the Corporation to redeem from each such holder of shares of Series D Convertible Preferred Stock, all or any portion of the shares of Series D Convertible Preferred Stock then held by such holders by delivering a notice to the Corporation thereof. The Corporation shall give prompt written notice of any such election to all other holders of Series D Convertible Preferred Stock who are entitled to require redemption hereunder at the time of such notice within five (5) business days after receipt of notice thereof, and each such holder shall have until ten (10) business days after receipt of such second notice, to request redemption (by giving written notice to the Corporation) of all or any portion of such Series D Convertible Preferred Stock owned by such holder.

     On or after March 1, 2003, the holders of sixty percent (60%) of the Series E Convertible Preferred Stock then outstanding may require the Corporation to redeem from each such holder of shares of Series E Convertible Preferred Stock, all or any portion of the shares of Series E Convertible Preferred Stock then held by such holders by delivering a notice to the Corporation thereof. The Corporation shall give prompt written notice of any such election to all other holders of Series E Convertible Preferred Stock who are entitled to require redemption hereunder at the time of such notice within five (5) business days after receipt of notice thereof, and each such holder shall have until ten (10) business days after receipt of such second notice, to request redemption (by giving written notice to the Corporation) of all or any portion of such Series E Convertible Preferred Stock owned by such holder.

     On or after March 1, 2003, the holders of sixty percent (60%) of the Series F Convertible Preferred Stock then outstanding may require the Corporation to redeem from each such holder of shares of Series F Convertible Preferred Stock, all or any portion of the shares of Series F Convertible Preferred Stock then held by such holders by delivering a notice to the Corporation thereof. The Corporation shall give prompt written notice of any such election to all other holders of Series F Convertible Preferred Stock who are entitled to require redemption hereunder at the time of such notice within five (5) business days after receipt of notice thereof, and each such holder shall have until ten (10) business days after receipt of such second notice, to request redemption (by giving written notice to the Corporation) of all or any portion of such Series F Convertible Preferred Stock owned by such holder.

     On or after March 1, 2003, the holders of sixty percent (60%) of the Series G Convertible Preferred Stock then outstanding may require the Corporation to redeem from each such holder of shares of Series G Convertible Preferred Stock, all or any portion of the shares of Series G Convertible Preferred Stock then held by such holders by delivering a notice to the Corporation thereof. The Corporation shall give prompt written notice of any such election to all other holders of Series G Convertible Preferred Stock who are entitled to require redemption hereunder at the time of such notice thereof, and each such holder shall have until ten (10) business days after receipt of such second notice, to request redemption (by giving written notice to the Corporation) of all or any portion of such Series G Convertible Preferred Stock owned by such holder.

     On or after March 1, 2003, the holders of sixty percent (60%) of the Series H Convertible Preferred Stock then outstanding may require the Corporation to redeem from each such holder of shares of Series H Convertible Preferred Stock, all or any portion of the shares of Series H Convertible Preferred Stock then held by such holders by delivering a notice to the Corporation thereof. The Corporation shall give prompt written notice of any such election to all other holders of Series H Convertible Preferred Stock who are entitled to require redemption hereunder at the time of such notice thereof, and each such holder shall have until ten (10) business days after receipt of such second notice, to request redemption (by giving written notice to the Corporation) of all or any portion of such Series H Convertible Preferred Stock owned by such holder.

     Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of shares specified therein within 30 days after the Corporation's receipt of such election(s) (the "Redemption Date") and according to the Redemption Mechanics specified in paragraph 7C below.

     7B.  Redemption Price and Payment.  The Convertible Preferred Stock to be
          ----------------------------
redeemed on the Redemption Date shall be redeemed by paying for each share in cash an amount equal to, with respect to a share of Series A Convertible Preferred Stock, $.25 per share, with respect to a share of Series B Convertible Preferred Stock, $.42 per share, with respect to a share of Series C Convertible Preferred Stock, $.70 per share, with respect to a share of Series D Convertible Preferred Stock, $1.25 per share, with respect to a share of Series E Convertible Preferred Stock, $.75 per share, with respect to a share of Series F Convertible Preferred Stock, $1.00 per share, with respect to a share of Series G Convertible Preferred Stock, $1.00 per share and with respect to a share of Series H Convertible Preferred Stock, $1.53 per share, plus in the case of each share, an amount equal to all dividends, excluding Accruing Dividends, declared but unpaid thereon, computed to the Redemption Date, such amount being referred to as the "Redemption Price." Such payment shall be made in full on the Redemption Date to the holders entitled thereto.

     7C.  Redemption Mechanics.  At least 20 but not more than 30 days prior to
          --------------------
the Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Convertible Preferred Stock requesting redemption, notifying such holder of the Redemption and specifying the Redemption Price, the Redemption Date and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each redeeming holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of redeeming holders of shares of Convertible Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Convertible Preferred Stock on the Redemption Date are insufficient to redeem the total number of all of the shares of Convertible Preferred Stock to be redeemed, the holders of such shares of Convertible Preferred

Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

          7D.  Redeemed or Otherwise Acquired Shares to be Retired.  Any shares
               ---------------------------------------------------
of Convertible Preferred Stock redeemed pursuant to this paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Convertible Preferred Stock.

     8.   Amendments.   No provision of the terms of a series of Convertible
          ----------
Preferred Stock (other than the Series E Convertible Preferred Stock) may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of such series of Convertible Preferred Stock. No provision of the terms of the Series E Convertible Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least seventy percent (70%) of the then outstanding shares of Series E Convertible Preferred Stock.

     D.   QUALIFIED PUBLIC OFFERING
          -------------------------

     In the event of a Series H Qualified Public Offering, then, effective upon the closing of the sales of shares of Common Stock of the Corporation pursuant to such Series H Qualified Public Offering, (i) the first paragraph of this FOURTH Article of this Amended and Restated Certificate of Incorporation of Adolor Corporation shall be replaced in its entirety with the following:

     FOURTH:   The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 100,000,000 shares, consisting of 99,000,000 shares of Common Stock with a par value of $.0001 per share (the "Common Stock") and 1,000,000 shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock").

and (ii) Sections B and C of this FOURTH Article of this Amended and Restated Certificate of Incorporation of Adolor Corporation shall be replaced in their entirety with the following:

     B.   PREFERRED STOCK
          ---------------

  1. Issue in Series.  Preferred Stock may be issued from time to time in one or
     ---------------
more series, each such series to have the terms stated herein and in the resolution of the board of directors of the Corporation providing for its issue. All shares of any one series of Preferred Stock will be identical, but shares of different series of Preferred Stock need not be identical or rank equally except insofar as provided by law or herein.

  2. Creation of Series.  The board of directors will have authority by
     ------------------
resolution to cause to be created one or more series of Preferred Stock, and to determine and fix with respect to each series prior to the issuance of any shares of the series to which such resolution relates:

     2A. The distinctive designation of the series and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

     2B. The dividend rate and the times of payment of dividends on the shares of the series, whether dividends will be cumulative, and if so, from what date or dates;

     2C. The price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

     2D. Whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

     2E. Whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     2F. The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     2G. Whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or being on a parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

     2H. Whether the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

     2I. Any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.

  3. Dividends.  Holders of Preferred Stock shall be entitled to receive, when
     ---------
and as declared by the board of directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the board of directors for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

  4. Preference on Liquidation.  In the event of the voluntary or involuntary
     -------------------------
liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the board of directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph except to the extent specifically provided for herein.

  5. Redemption.  The Corporation, at the option of the board of directors, may
     ----------
redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

  6. Voting Rights.  Except as otherwise required by law, or as otherwise
     -------------
determined by the board of directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of any meeting of stockholders.

     FIFTH:    The Corporation shall have perpetual existence.

     SIXTH:    The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided, in the by-laws of the corporation. No election of directors need be ballot unless the by-laws so provide.

     SEVENTH: To the fullest extent that the general corporate law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of the directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     EIGHTH:   The Corporation shall, to the fullest extent permitted by
subsection 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     NINTH:    The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation.